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                                                                  EXECUTION COPY




                         REGISTRATION RIGHTS AGREEMENT

                        Dated as of February  18, 1997

                                    between

                      Petroleum Heat and Power Co., Inc.

                                      and

              Donaldson, Lufkin & Jenrette Securities Corporation




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      This Registration Rights Agreement (this "Agreement") is made and entered into as of February 18, 1997 between Petroleum Heat and Power Co., Inc., a Minnesota corporation (the "Company"), and Donaldson, Lufkin & Jenrette Securities Corporation (the "Initial Purchaser"). The Initial Purchaser has agreed to purchase (the "Initial Placement") the Company's 127/8% Exchangeable Preferred Stock due 2009 (the "Preferred Stock") pursuant to the Purchase Agreement (as defined below). Pursuant to the terms of the Certificate of Designation (as defined below), the Preferred Stock is exchangeable under certain circumstances for the Company's 127/8% Junior Subordinated Exchange Debentures due 2009 (the "Exchange Debentures") or for the New Preferred Stock (as defined below).

      This Agreement is made pursuant to the Purchase Agreement, dated February 12, 1997 (the "Purchase Agreement"), between the Company and the Initial Purchaser. In order to induce the Initial Purchaser to purchase the Preferred Stock, the Company has agreed to provide the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the obligations of the Initial Purchaser set forth in Section 3 of the Purchase Agreement.

      The parties hereby agree as follows:

SECTION 1. DEFINITIONS

      As used in this Agreement, the following capitalized terms shall have the following meanings:

      Act: The Securities Act of 1933, as amended.

      Broker-Dealer: Any broker or dealer registered under the Exchange Act.

      Broker-Dealer Transfer Restricted Securities: New Preferred Stock or New Exchange Debentures that are acquired by a Broker-Dealer in the Exchange Offer in exchange for Preferred Stock or Exchange Debentures, as the case may be, and that such Broker-Dealer acquired for its own account as a result of market-making activities or other trading activities (other than Preferred Stock or Exchange Debentures acquired directly from the Company or any of its affiliates).

      Business Day: Any day except a Saturday, Sunday or other day in the City of New York, or in the city of the corporate trust office of the Transfer Agent or the Trustee, on which banks are authorized to close.

      Certificate of Designation: The Certificate of Designation pursuant to which the shares of Preferred Stock and New Preferred Stock are to be issued, as such Certificate of Designation is amended or supplemented from time to time in accordance with the terms thereof.

      Certificated Securities: As defined in the Certificate of Designation and the Exchange Debenture Indenture.

      Closing Date: The date of this Agreement.

      Commission: The Securities and Exchange Commission.

      Consummate: An Exchange Offer shall be deemed "Consummated" for purposes of this Agreement upon the occurrence of (i) the filing and effectiveness under the Act of the Exchange Offer Registration Statement relating to the New Preferred Stock or, if the Preferred Stock has been exchanged for Exchange Debentures, the New Exchange Debentures to be issued in the Exchange Offer, (ii) the


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maintenance of such Registration Statement continuously effective and the keeping of the Exchange Offer open for a period not less than the minimum period required pursuant to Section 3(b) hereof, and (iii) the delivery by the Company to the Transfer Agent of shares of New Preferred Stock with the same aggregate liquidation preference as the aggregate liquidation preference of the shares of Preferred Stock that were tendered by Holders thereof pursuant to the Exchange Offer, or, if the Preferred Stock has been exchanged for Exchange Debentures, the delivery by the Company to the Trustee of New Exchange Debentures in the same aggregate principal amount as the aggregate principal amount of Exchange Debentures that were tendered by Holders thereof pursuant to the Exchange Offer.

      Damages Payment Date: Each Dividend Payment Date or Interest Payment Date, as the case may be.

      Debentures: The Exchange Debentures and the New Exchange Debentures.

      Dividend Payment Date: As defined in the Certificate of Designation.

      Effectiveness Target Date: As defined in Section 5.

      Exchange Act: The Securities Exchange Act of 1934, as amended.

      Exchange Debenture Indenture: The Exchange Debenture Indenture to be entered into upon exchange of the Preferred Stock for Exchange Debentures, by the Company and the Trustee, pursuant to which the Debentures are to be issued, as such Exchange Debenture Indenture is amended or supplemented from time to time in accordance with the terms thereof.

      Exchange Offer: The registration by the Company under the Act of the New Preferred Stock or, if the Preferred Stock has been exchanged for Exchange Debentures, the New Exchange Debentures pursuant to the Exchange Offer Registration Statement pursuant to which the Company shall offer the Holders of all outstanding Transfer Restricted Securities the opportunity to exchange all such outstanding Transfer Restricted Securities held by such Holders for New Preferred Stock with the same aggregate liquidation preference as the Preferred Stock tendered in such exchange by such Holders, or New Exchange Debentures in an aggregate principal amount equal to the aggregate principal amount of the Exchange Debentures tendered in such exchange offer by such Holders, as the case may be.

      Exchange Offer Registration Statement: The Registration Statement relating to the Exchange Offer, including the related Prospectus.

      Exempt Resales: The transactions in which the Initial Purchaser proposes to sell the Preferred Stock to certain "qualified institutional buyers," as such term is defined in Rule 144A under the Act, and to certain institutional "accredited investors," as such term is defined in Rule 501(a)(1), (2), (3) or
(7) of Regulation D under the Act ("Accredited Institutions").

      Global Security Holder: As defined in the Certificate of Designation and the Exchange Debenture Indenture.

      Holders: As defined in Section 2(b) hereof.

      Indemnified Holder: As defined in Section 8(a) hereof.

      Interest Payment Date: As defined in the Exchange Debenture Indenture and the Debentures.


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      Liquidated Damages: As defined in Section 5 hereof.

      NASD: National Association of Securities Dealers, Inc.

      New Exchange Debentures: The Company's 127/8% Junior Subordinated Exchange Debentures due 2009 to be issued pursuant to the Exchange Debenture Indenture
(i) in the Exchange Offer or (ii) upon the request of any Holder of Exchange Debentures covered by a Shelf Registration Statement in exchange for such Exchange Debentures.

      New Preferred Stock: The Company's 127/8% Exchangeable Preferred Stock due 2009 to be issued pursuant to the Certificate of Designation (i) in the Exchange Offer or (ii) upon the request of any Holder of Preferred Stock covered by a Shelf Registration Statement in exchange for such Preferred Stock.

      Person: An individual, partnership, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

      Prospectus: The prospectus included in a Registration Statement, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such Prospectus.

      Record Holder: With respect to any Damages Payment Date, each Person who is a Holder of Transfer Restricted Securities on the record date with respect to the Dividend Payment Date or Interest Payment Date, as the case may be, on which such Damages Payment Date shall occur.

      Registration Default: As defined in Section 5 hereof.

      Registration Statement: Any registration statement of the Company relating to (a) an offering of New Preferred Stock or New Exchange Debentures pursuant to an Exchange Offer or (b) the registration for resale of Transfer Restricted Securities pursuant to the Shelf Registration Statement, in each case, (i) which is filed pursuant to the provisions of this Agreement and (ii) including the Prospectus included therein, all amendments and supplements thereto (including post-effective amendments) and all exhibits and material incorporated by reference therein.

      Restricted Broker-Dealer: Any Broker-Dealer which holds Broker-Dealer Transfer Restricted Securities.

      Shelf Registration Statement: As defined in Section 4 hereof.

      TIA: The Trust Indenture Act of 1939 (15 U.S.C. Section 77aaa-77bbbb) as in effect on the date of the Exchange Debenture Indenture.

      Transfer Agent: The transfer agent with respect to the Preferred Stock.

      Transfer Restricted Securities: Each share of Preferred Stock or each Exchange Debenture, until the earliest to occur of (a) the date on which such share of Preferred Stock or such Exchange Debenture is exchanged in the Exchange Offer and entitled to be resold to the public by the Holder thereof without complying with the prospectus delivery requirements of the Act, (b) the date on which such share of Preferred Stock or such Exchange Debenture has been effectively registered under the Act and disposed of in accordance with a Shelf Registration Statement, (c) the date on which such share of


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Preferred Stock or such Exchange Debenture is distributed to the public pursuant to Rule 144 under the Act or (d) the date on which such share of Preferred Stock or such Exchange Debenture is disposed of by a Broker-Dealer pursuant to the "Plan of Distribution" contemplated by the Exchange Offer Registration Statement (including delivery of the Prospectus contained therein).

      Trustee: The trustee named in the Exchange Debenture Indenture with respect to the Debentures.

      Underwritten Registration or Underwritten Offering: A registration in which securities of the Company are sold to an underwriter for reoffering to the public.

SECTION 2. SECURITIES SUBJECT TO THIS AGREEMENT

      (a) Transfer Restricted Securities. The securities entitled to the benefits of this Agreement are the Transfer Restricted Securities.

      (b) Holders of Transfer Restricted Securities. A Person is deemed to be a holder of Transfer Restricted Securities (each, a "Holder") whenever such Person owns Transfer Restricted Securities.

SECTION 3. REGISTERED EXCHANGE OFFER

      (a) Unless the Exchange Offer shall not be permissible under applicable law or Commission policy (after the procedures set forth in Section 6(a) below have been complied with), the Company shall (i) cause to be filed with the Commission as soon as practicable after the Closing Date, but in no event later than 60 days after the Closing Date, the Exchange Offer Registration Statement,
(ii) use its best efforts to cause such Exchange Offer Registration Statement to become effective at the earliest possible time, but in no event later than 120 days after the Closing Date, (iii) in connection with the foregoing, file (A) all pre-effective amendments to such Exchange Offer Registration Statement as may be necessary in order to cause such Exchange Offer Registration Statement to become effective, (B) if applicable, a post-effective amendment to such Exchange Offer Registration Statement pursuant to Rule 430A under the Act and (C) cause all necessary filings in connection with the registration and qualification of the New Preferred Stock or New Exchange Debentures, as the case may be, to be made under the Blue Sky laws of such jurisdictions as are necessary to permit Consummation of the Exchange Offer and (iv) upon the effectiveness of such Exchange Offer Registration Statement, commence and Consummate the Exchange Offer. The Exchange Offer Registration Statement shall be on the appropriate form permitting registration of the New Preferred Stock or New Exchange Debentures to be offered in exchange for the Preferred Stock or the Exchange Debentures, as the case may be, that are Transfer Restricted Securities and to permit sales of Broker-Dealer Transfer Restricted Securities by Restricted Broker-Dealers as contemplated by Section 3(c) below.

      (b) The Company shall cause the Exchange Offer Registration Statement to be effective continuously and shall keep the Exchange Offer open for a period of not less than the minimum period required under applicable federal and state securities laws to Consummate the Exchange Offer; provided, however, that in no event shall such period be less than 20 Business Days. The Company shall cause the Exchange Offer to comply with all applicable federal and state securities laws. No securities other than the New Preferred Stock or New Exchange Debentures shall be included in the Exchange Offer Registration Statement. The Company shall use its best efforts to cause the Exchange Offer to be


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Consummated on the earliest practicable date after the Exchange Offer
Registration Statement has become effective, but in no event later than 30 Business Days thereafter.

      (c) The Company shall include a "Plan of Distribution" section in the Prospectus contained in the Exchange Offer Registration Statement and indicate therein that any Restricted Broker-Dealer who holds Preferred Stock or Exchange Debentures that are Transfer Restricted Securities and that were acquired for its own account as a result of market-making activities or other trading activities (other than Transfer Restricted Securities acquired directly from the Company) may exchange such Preferred Stock or Exchange Debentures pursuant to the Exchange Offer; however, such Broker-Dealer may be deemed to be an "underwriter" within the meaning of the Act and must, therefore, deliver a prospectus meeting the requirements of the Act in connection with the initial sale of the New Preferred Stock or New Exchange Debentures received by such Broker-Dealer in the Exchange Offer, which prospectus delivery requirement may be satisfied by the delivery by such Broker-Dealer of the Prospectus contained in the Exchange Offer Registration Statement. Such "Plan of Distribution" section shall also contain all other information with respect to such sales of Broker-Dealer Transfer Restricted Securities by Restricted Broker-Dealers that the Commission may require in order to permit such resales pursuant thereto, but such "Plan of Distribution" shall not name any such Broker-Dealer or disclose the amount of Preferred Stock or Exchange Debentures held by any such Broker-Dealer except to the extent required by the Commission as a result of a change in policy after the date of this Agreement.

      The Company shall use its best efforts to keep the Exchange Offer Registration Statement continuously effective, supplemented and amended as required by the provisions of Section 6(c) below to the extent necessary to ensure that it is available for sales of Broker-Dealer Transfer Restricted Securities by Restricted Broker-Dealers, and to ensure that such Registration Statement conforms with the requirements of this Agreement, the Act and the policies, rules and regulations of the Commission as announced from time to time, for a period of one year from the date on which the Exchange Offer Registration Statement is declared effective.

      The Company shall provide sufficient copies of the latest version of such Prospectus to Broker-Dealers promptly upon request at any time during such one-year period in order to facilitate such resales.

SECTION 4. SHELF REGISTRATION

      (a) Shelf Registration. If (i) the Company is not required to file an Exchange Offer Registration Statement or to Consummate the Exchange Offer because the Exchange Offer is not permitted by applicable law or Commission policy (after the procedures set forth in Section 6(a) below have been complied with) or (ii) if any Holder of Transfer Restricted Securities shall notify the Company within 20 Business Days of the Consummation of the Exchange Offer (A) that such Holder was prohibited by applicable law or Commission policy from participating in the Exchange Offer, or (B) that such Holder may not resell the New Preferred Stock or New Exchange Debentures acquired by it in the Exchange Offer to the public without delivering a prospectus and that the Prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales by such Holder, or (C) that such Holder is a Broker-Dealer and holds Preferred Stock or Exchange Debentures acquired directly from the Company or one of its affiliates, then the Company shall:

            (1) cause to be filed, on or prior to 60 days after the date on which the Company determines that it is not required to file the Exchange Offer Registration Statement pursuant to clause (i) above or 60 days after the date on which the Company receives the notice specified in clause (ii) above (and in any event within 180 days after the Closing Date), a shelf


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      registration statement pursuant to Rule 415 under the Act (which may be an amendment to the Exchange Offer Registration Statement (in either event, the "Shelf Registration Statement")), relating to all Transfer Restricted Securities the Holders of which shall have provided the information required pursuant to Section 4(b) hereof;

            (2) use its best efforts to cause such Shelf Registration Statement to become effective on or prior to 120 days after the date on which the Company becomes obligated to file such Shelf Registration Statement (and in any event within 240 days after the Closing Date);

            (3) use its best efforts to keep such Shelf Registration Statement continuously effective, supplemented and amended as required by the provisions of Sections 6(b) and (c) hereof to the extent necessary to ensure that it is available for sales of Transfer Restricted Securities by the Holders thereof entitled to the benefit of this Section 4(a), and to ensure that it conforms with the requirements of this Agreement, the Act and the policies, rules and regulations of the Commission as announced from time to time, for a period of at least three years (as extended pursuant to Section 6(c)(i)) following the date on which such Shelf Registration Statement first becomes effective under the Act or such shorter period ending when all of the Transfer Restricted Securities available for sale thereunder have been sold.

      (b) Provision by Holders of Certain Information in Connection with the Shelf Registration Statement. No Holder of Transfer Restricted Securities may include any of its Transfer Restricted Securities in any Shelf Registration Statement pursuant to this Agreement unless and until such Holder furnishes to the Company in writing, within 15 Business Days after receipt of a request therefor, such information specified in Item 507 of Regulation S-K under the Act for use in connection with any Shelf Registration Statement or Prospectus or preliminary Prospectus included therein. No Holder of Transfer Restricted Securities shall be entitled to Liquidated Damages pursuant to Section 5 hereof unless and until such Holder shall have provided all such reasonably requested information. Each Holder as to which any Shelf Registration Statement is being effected agrees to furnish promptly to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such Holder not materially misleading.

SECTION 5. LIQUIDATED DAMAGES

      If (i) any Registration Statement required by this Agreement is not filed with the Commission on or prior to the date specified for such filing in this Agreement, (ii) any such Registration Statement has not been declared effective by the Commission on or prior to the date specified for such effectiveness in this Agreement (the "Effectiveness Target Date"), (iii) the Exchange Offer has not been Consummated within 30 Business Days after the Effectiveness Target Date with respect to the Exchange Offer Registration Statement or (iv) any Registration Statement required by this Agreement is filed and declared effective but shall thereafter cease to be effective or fail to be usable for its intended purpose without being succeeded within 5 days thereafter by a post-effective amendment to such Registration Statement that cures such failure and that is itself immediately declared effective (each such event referred to in clauses (i) through (iv), a "Registration Default"), then the Company shall pay liquidated damages to (A) each Holder of Preferred Stock with respect to the first 90-day period immediately following the occurrence of such Registration Default in an amount equal to $.00125 per week per $25 liquidation preference of Preferred Stock constituting Transfer Restricted Securities for each week or portion thereof that the Registration Default continues and (B) each Holder of Exchange Debentures with respect to the first 90-day period immediately following the occurrence of such Registration Default, in an amount equal


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to $.05 per week per $1,000 in principal amount of Exchange Debentures held by such Holder for each week or portion thereof that the Registration Default continues. The amount of the liquidated damages payable to any holder of Preferred Stock or Exchange Debentures shall increase by an additional $.00125 per week per $25 liquidation preference of Preferred Stock or $.05 per week per $1,000 in principal amount of Exchange Debentures, as the case may be, held by such Holder with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of liquidated damages of $.0125 per week per $25 liquidation preference of Preferred Stock or $.50 per week per $1,000 in principal amount of Exchange Debentures, as the case may be.

      All accrued liquidated damages shall be paid in cash to the Global Security Holder by the Company by wire transfer of same day funds to the accounts specified by the Global Security Holder and to Holders of Certificated Securities by wire transfer of same day funds to the accounts specified by the Holders thereof, or if no account is specified by mailing a check to each Holder's registered addresses on each Damages Payment Date.

      All obligations of the Company set forth in this Section 5 that are outstanding with respect to any Transfer Restricted Security at the time such security ceases to be a Transfer Restricted Security shall survive until such time as all such obligations with respect to such security shall have been satisfied in full.

SECTION 6. REGISTRATION PROCEDURES

      (a) Exchange Offer Registration Statement. In connection with the Exchange Offer, the Company shall comply with all of the provisions of Section 6(c) below, shall use its best efforts to effect such exchange and to permit the sale of Broker-Dealer Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof, and shall comply with all of the following provisions:

            (i) If in the reasonable opinion of counsel to the Company there is a question as to whether the Exchange Offer is permitted by applicable law, the Company shall seek a no-action letter or other favorable decision from the Commission allowing the Company to Consummate an Exchange Offer for such Preferred Stock or Exchange Debentures, as the case may be. The Company hereby agrees to pursue the issuance of such a decision to the Commission staff level but shall not be required to take commercially unreasonable action to effect a change of Commission policy. In connection with the foregoing, the Company hereby agrees to take all such other actions as are requested by the Commission or otherwise required in connection with the issuance of such decision, including without limitation (A) participating in telephonic conferences with the Commission, (B) delivering to the Commission staff an analysis prepared by counsel to the Company setting forth the legal bases, if any, upon which such counsel has concluded that such an Exchange Offer should be permitted and (C) diligently pursuing a resolution (which need not be favorable) by the Commission staff of such submission.

            (ii) As a condition to its participation in the Exchange Offer pursuant to the terms of this Agreement, each Holder of Transfer Restricted Securities shall furnish, upon the request of the Company, prior to the Consummation thereof, a written representation to the Company (which may be contained in the letter of transmittal contemplated by the Exchange Offer Registration Statement) to the effect that (A) it is not an affiliate of the Company, (B) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of the New Preferred Stock or New Exchange Debentures to be issued in the Exchange


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      Offer and (C) it is acquiring the New Preferred Stock or New Exchange
      Debentures in its ordinary course of business. In addition, all such Holders of Transfer Restricted Securities shall otherwise cooperate in the Company's preparations for the Exchange Offer. Each Holder hereby acknowledges and agrees that any Broker-Dealer and any such Holder using the Exchange Offer to participate in a distribution of the securities to be acquired in the Exchange Offer (1) could not under Commission policy as in effect on the date of this Agreement rely on the position of the Commission enunciated in Morgan Stanley and Co., Inc. (available June 5,
      1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the Commission's letter to Shearman & Sterling dated July 2, 1993, and similar no-action letters (including any no-action letter obtained pursuant to clause (i) above), and (2) must comply with the registration and prospectus delivery requirements of the Act in connection with a secondary resale transaction and that such a secondary resale transaction should be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K if the resales are of New Preferred Stock or New Exchange Debentures obtained by such Holder in exchange for Preferred Stock or Exchange Debentures acquired by such Holder directly from the Company.

            (iii) Prior to effectiveness of the Exchange Offer Registration Statement, the Company shall provide a supplemental letter to the Commission (A) stating that the Company is registering the Exchange Offer in reliance on the position of the Commission enunciated in Exxon Capital Holdings Corporation (available May 13, 1988), Morgan Stanley and Co., Inc. (available June 5, 1991) and, if applicable, any no-action letter obtained pursuant to clause (i) above, (B) including a representation that the Company has not entered into any arrangement or understanding with any Person to distribute the New Preferred Stock or New Exchange Debentures to be received in the Exchange Offer and that, to the best of the Company's information and belief, each Holder participating in the Exchange Offer is acquiring the New Preferred Stock or New Exchange Debentures in its ordinary course of business and has no arrangement or understanding with any Person to participate in the distribution of the New Preferred Stock or New Exchange Debentures received in the Exchange Offer and (C) including any other undertaking or representation required by the Commission as set forth in any no-action letter obtained pursuant to clause (i) above.

      (b) Shelf Registration Statement. In connection with the Shelf Registration Statement, the Company shall comply with all the provisions of
Section 6(c) below and shall use its best efforts to effect such registration to permit the sale of the Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof, and pursuant thereto the Company shall as expeditiously as possible prepare and file with the Commission a Registration Statement relating to the registration on any appropriate form under the Act, which form shall be available for the sale of the Transfer Restricted Securities in accordance with the intended method or methods of distribution thereof.

      (c) General Provisions. In connection with any Registration Statement and any Prospectus required by this Agreement to permit the sale or resale of Transfer Restricted Securities (including, without limitation, any Exchange Offer Registration Statement and the related Prospectus required to permit sales of Broker-Dealer Transfer Restricted Securities by Restricted Broker-Dealers), the Company shall:

            (i) use its best efforts to keep such Registration Statement continuously effective and provide all requisite financial statements for the period specified in Section 3 or 4 of this Agreement, as applicable; and upon the occurrence of any event that would cause any such Registration Statement or the Prospectus contained therein (A) to contain a material misstatement or omission or (B) not to be effective and usable for resale of Transfer Restricted Securities during the period required by this Agreement, the Company promptly shall file an appropriate amendment to such


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    Registration Statement, (1) in the case of clause (A), correcting any such misstatement or omission, and (2) in the case of clauses (A) and (B), use its best efforts to cause such amendment to be declared effective and such Registration Statement and the related Prospectus to become usable for their intended purpose(s) as soon as practicable thereafter;

            (ii) prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement as may be necessary to keep the Registration Statement effective for the applicable period set forth in Section 3 or 4 hereof, as applicable, or such shorter period as will terminate when all Transfer Restricted Securities covered by such Registration Statement have been sold; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Act, and to comply fully with the applicable provisions of Rules 424, 430A and 462 under the Act in a timely manner; and comply with the provisions of the Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the selling Holders thereof set forth in such Registration Statement or supplement to the Prospectus;

            (iii) advise the underwriter(s), if any, and selling Holders promptly and, if requested by such Persons, to confirm such advice in writing, (A) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to any Registration Statement or any post-effective amendment thereto, when the same has become effective, (B) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto, (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement under the Act or of the suspension by any state securities commission of the qualification of the Transfer Restricted Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes, (D) of the existence of any fact or the happening of any event that makes any statement of a material fact made in the Registration Statement, the Prospectus, any amendment or supplement thereto, or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Registration Statement or the Prospectus in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and if at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Transfer Restricted Securities under state securities or Blue Sky laws, the Company shall use its best efforts to obtain the withdrawal or lifting of such order at the earliest possible time;

            (iv) furnish to each of the selling Holders, each of the underwriter(s), if any, and, if requested, the Initial Purchaser, before filing with the Commission, copies of any Registration Statement or any Prospectus included therein or any amendments or supplements to any such Registration Statement or Prospectus (including all documents incorporated by reference after the initial filing of such Registration Statement), which documents will be subject to the review and comment of such persons for a period of at least three Business Days, and the Company shall not file any such Registration Statement or Prospectus or any amendment or supplement to any such Registration Statement or Prospectus (including all such documents incorporated by reference) to which a selling Holder of Transfer Restricted Securities covered by such Registration Statement or the underwriter(s), if any, shall reasonably object within three Business Days after the receipt thereof; a selling Holder or underwriter, if any, shall be deemed to have reasonably objected to such filing if such Registration Statement, amendment, Prospectus or supplement, as applicable, as


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      proposed to be filed, (1) contains a material misstatement or omission or
      (2) fails to comply in any material respects with the applicable requirements of the Act;

            (v) promptly upon the filing of any document that is to be incorporated by reference into a Registration Statement or Prospectus, provide copies of such document to the selling Holders and to the underwriter(s), if any;

            (vi) make available at reasonable times for inspection by the selling Holders, any underwriter participating in any disposition pursuant to such Registration Statement, and any attorney or accountant retained by such selling Holders or any of the underwriter(s), all financial and other records, pertinent corporate documents and properties of the Company and cause the Company's officers, directors and employees to supply all information reasonably requested by any such Holder, underwriter, attorney or accountant in connection with such Registration Statement or any post-effective amendment thereto subsequent to the filing thereof and prior to its effectiveness, and make the Company's representatives reasonably available for discussion of such document and other customary due diligence matters;

            (vii) if requested by any selling Holders or the underwriter(s), if any, promptly incorporate in any Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such selling Holders and underwriter(s), if any, may reasonably request to have included therein, including, without limitation, information relating to the "Plan of Distribution" of the Transfer Restricted Securities, information with respect to the principal amount of Transfer Restricted Securities being sold to such underwriter(s), the purchase price being paid therefor and any other terms of the offering of the Transfer Restricted Securities to be sold in such offering; and make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after the Company is notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

            (viii) use its best efforts to cause the Transfer Restricted Securities covered by the Registration Statement to be rated with the appropriate rating agencies, if so requested by the Holders of a majority in liquidation preference of Preferred Stock or aggregate principal amount of Exchange Debentures, as the case may be, covered thereby or the underwriter(s), if any;

            (ix) furnish to each selling Holder and each of the underwriter(s), if any, without charge, at least one copy of the Registration Statement, as first filed with the Commission, and of each amendment thereto, including all documents incorporated by reference therein and all exhibits (including exhibits incorporated therein by reference);

            (x) deliver to each selling Holder and each of the underwriter(s), if any, without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons reasonably may request; the Company hereby consents to the use of the Prospectus and any amendment or supplement thereto by each of the selling Holders and each of the underwriter(s), if any, in connection with the offering and the sale of the Transfer Restricted Securities covered by the Prospectus or any amendment or supplement thereto;

            (xi) enter into such agreements (including an underwriting agreement in customary form), and make such representations and warranties in customary form, and take all such other actions in connection therewith in order to expedite or facilitate the disposition of the Transfer Restricted Securities pursuant to any Registration Statement contemplated by this Agreement, all to such extent as may be reasonably requested by the Initial Purchaser or by any Holder of Transfer Restricted

      Securities or underwriter in connection with any sale or resale pursuant to any Registration Statement contemplated by this Agreement; and whether or not an underwriting agreement is entered into and whether or not the registration is an Underwritten Registration, the Company shall:

                  (A) furnish to each selling Holder, each underwriter, if any, and, if requested by the Initial Purchaser, in such substance and scope as they may request and as are customarily made by issuers to underwriters in primary underwritten offerings, upon the effectiveness of the Shelf Registration Statement and to each Restricted Broker-Dealer upon Consummation of the Exchange Offer:

                        (1) a certificate, dated the date of Consummation of the
                  Exchange Offer or the date of effectiveness of the Shelf Registration Statement, as the case may be, signed on behalf of the Company by (y) the President or any Vice President and
                  (z) a principal financial or accounting officer of the Company, confirming, as of the date thereof, the matters set forth in paragraphs (a), (b), (c) and (d) of Section 9 of the Purchase Agreement and such other matters as such parties may reasonably request;

                        (2) an opinion, dated the date of Consummation of the
                  Exchange Offer or the date of effectiveness of the Shelf Registration Statement, as the case may be, of counsel for the Company covering the matters set forth in clauses (i), (iii),
                  (xv) and (xix) of paragraph (f)(1) of Section 9 of the Purchase Agreement and such other matter as the Holders, underwriters and/or Restricted Broker-Dealers may reasonably request, and in any event including a statement to the effect that such counsel has participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants for the Company, the Initial Purchaser's representatives and the Initial Purchaser's counsel in connection with the preparation of such Registration Statement and the related Prospectus and have considered the matters required to be stated therein and the statements contained therein, although such counsel has not independently verified the accuracy, completeness or fairness of such statements; and that such counsel advises that, on the basis of the foregoing (relying as to materiality to a large extent upon facts provided to such counsel by officers and other representatives of the Company and without independent check or verification), no facts came to such counsel's attention that caused such counsel to believe that the applicable Registration Statement, at the time such Registration Statement or any post-effective amendment thereto became effective, and, in the case of the Exchange Offer Registration Statement, as of the date of Consummation of the Exchange Offer, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus contained in such Registration Statement as of its date and, in the case of the opinion dated the date of Consummation of the Exchange Offer, as of the date of Consummation, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (without limiting the foregoing, such counsel may state further that such counsel assumes no responsibility for, and has not independently verified, the accuracy, completeness or fairness of the financial statements, notes and schedules and other financial or statistical data included in any Registration Statement contemplated by this Agreement or the related Prospectus); and

                        (3) a customary comfort letter, dated as of the date of
                  Consummation of the Exchange Offer or the date of effectiveness of the Shelf Registration Statement, as the case may be, from the Company's independent accountants, in the customary form and covering matters of the type customarily covered in comfort letters to underwriters in connection with primary underwritten offerings, and affirming the matters set forth in the comfort letters delivered pursuant to Section 9(f)(3) of the Purchase Agreement, without exception, other than those exceptions that, individually and in the aggregate, are not material;

                  (B) set forth in full or incorporate by reference in the
            underwriting agreement, if any, in connection with any resale pursuant to any Shelf Registration Statement the indemnification provisions and procedures of Section 8 hereof with respect to all parties to be indemnified pursuant to said Section; and

                  (C) deliver such other documents and certificates as may be reasonably requested by the selling Holders, underwriters, if any, and Restricted Broker-Dealers, if any, to evidence compliance with clause (A) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company pursuant to this clause (xi), if any.

            If at any time the representations and warranties of the Company contained in the certificate described in clause (A)(1) above cease to be true and correct, the Company shall so advise the selling Holders and each Restricted Broker-Dealer promptly and, if requested by such Persons, shall confirm such advice in writing;

            (xii) prior to any public offering of Transfer Restricted Securities, cooperate with the selling Holders, the underwriter(s), if any, and their respective counsel in connection with the registration and qualification of the Transfer Restricted Securities under the securities or Blue Sky laws of such jurisdictions as the selling Holders or underwriter(s), if any, may request and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Transfer Restricted Securities covered by the applicable Registration Statement; provided, however, that the Company shall not be required to register or qualify as a foreign corporation where it is not now so qualified or to take any action that would subject it to the service of process in suits or to taxation, other than as to matters and transactions relating to the Registration Statement, in any jurisdiction where it is not now so subject;

            (xiii) issue, upon the request of any Holder of Preferred Stock or Exchange Debentures covered by any Shelf Registration Statement, New Preferred Stock or New Exchange Debentures having a liquidation preference or an aggregate principal amount, as the case may be, equal to the liquidation preference or aggregate principal amount of New Preferred Stock or New Exchange Debentures, as the case may be, surrendered to the Company by such Holder in exchange therefor or being sold by such Holder; such New Preferred Stock or New Exchange Debentures to be registered in the name of such Holder or in the name of the purchaser(s) of such New Preferred Stock or New Exchange Debentures, as the case may be, in return, the Preferred Stock or the Exchange Debentures, as the case may be, held by such Holder shall be surrendered to the Company for cancellation;

            (xiv) in connection with any sale of Transfer Restricted Securities that will result in such securities no longer being Transfer Restricted Securities, cooperate with the selling Holders and the underwriter(s), if any, to facilitate the timely preparation and delivery of certificates representing

      Transfer Restricted Securities to be sold and not bearing any restrictive legends; and to register such Transfer Restricted Securities in such denominations and such names as the Holders or the underwriter(s), if any, may request at least two Business Days prior to such sale of Transfer Restricted Securities;

            (xv) use its best efforts to cause the Transfer Restricted Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriter(s), if any, to consummate the disposition of such Transfer Restricted Securities, subject to the proviso contained in clause (xii) above;

            (xvi) if any fact or event contemplated by Section 6(c)(iii)(D) above shall exist or have occurred, prepare a supplement or post-effective amendment to the Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Transfer Restricted Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

            (xvii) provide a CUSIP number for all Transfer Restricted Securities not later than the effective date of a Registration Statement covering such Transfer Restricted Securities and provide the Transfer Agent or the Trustee, as the case may be, with printed certificates for the Transfer Restricted Securities which are in a form eligible for deposit with The Depository Trust Company;

            (xviii) cooperate and assist in any filings required to be made with the NASD and in the performance of any due diligence investigation by any underwriter (including any "qualified independent underwriter") that is required to be retained in accordance with the rules and regulations of the NASD, and use its reasonable best efforts to cause such Registration Statement to become effective and approved by such governmental agencies or authorities as may be necessary to enable the Holders selling Transfer Restricted Securities to consummate the disposition of such Transfer Restricted Securities;

            (xix) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make generally available to its security holders with regard to any applicable Registration Statement, as soon as practicable, a consolidated earnings statement meeting the requirements of Rule 158 (which need not be audited) covering a twelve-month period beginning after the effective date of the Registration Statement (as such term is defined in paragraph (c) of Rule 158 under the Act);

            (xx) in the event that such Transfer Restricted Securities are Exchange Debentures, cause the Exchange Debenture Indenture to be qualified under the TIA not later than the later of (a) the date on which the Preferred Stock is exchanged for Exchange Debentures or (b) the effective date of the first Registration Statement relating to the Exchange Debentures required by this Agreement, and, in connection therewith, cooperate with the Trustee and the Holders of Exchange Debentures to effect such changes to the Exchange Debenture Indenture as may be required for such Exchange Debenture Indenture to be so qualified in accordance with the terms of the TIA; and execute and use its best efforts to cause the Trustee to execute, all documents that may be required to effect such changes and all other forms and documents required to be filed with the Commission to enable such Exchange Debenture Indenture to be so qualified in a timely manner;

            (xxi) cause all Transfer Restricted Securities covered by the Registration Statement to be listed on each securities exchange on which similar securities issued by the Company are then listed if requested by the Holders of a majority in liquidation preference of Preferred Stock or aggregate principal amount of Exchange Debentures or the managing underwriter(s), if any; and

            (xxii) provide promptly to each Holder upon request each document filed with the Commission pursuant to the requirements of Section 13 or
      Section 15(d) of the Exchange Act.

      (d) Restrictions on Holders. Each Holder agrees by acquisition of a Transfer Restricted Security that, upon receipt of the notice referred to in
Section 6(c)(i) or any notice from the Company of the existence of any fact of the kind described in Section 6(c)(iii)(D) hereof, such Holder shall forthwith discontinue disposition of Transfer Restricted Securities pursuant to the applicable Registration Statement until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 6(c)(xvi) hereof, or until it is advised in writing (the "Advice") by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus. If so directed by the Company, each Holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Transfer Restricted Securities that was current at the time of receipt of any such notice. In the event the Company shall give any such notice, the time period regarding the effectiveness of such Registration Statement set forth in Section 3 or 4 hereof, as applicable, shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to Section 6(c)(i) or Section 6(c)(iii)(D) hereof to and including the date when each selling Holder covered by such Registration Statement shall have received the copies of the supplemented or amended Prospectus contemplated by Section 6(c)(xvi) hereof or shall have received the Advice.

SECTION 7. REGISTRATION EXPENSES

      (a) All expenses incident to the Company's performance of or compliance with this Agreement shall be borne by the Company, regardless of whether a Registration Statement becomes effective, including without limitation: (i) all registration and filing fees and expenses (including filings made by the Initial Purchaser or any Holder with the NASD (and, if applicable, the fees and expenses of any "qualified independent underwriter" and its counsel that may be required by the rules and regulations of the NASD)); (ii) all fees and expenses of compliance with federal securities and state Blue Sky or securities laws; (iii) all expenses of printing (including printing certificates for the New Preferred Stock and New Exchange Debentures to be issued in the Exchange Offer and printing of Prospectuses), messenger and delivery services and telephone; (iv) all fees and disbursements of counsel for the Company and, subject to Section 7(b) below, the Holders of Transfer Restricted Securities; (v) all application and filing fees in connection with listing the New Preferred Stock or the New Exchange Debentures on a national securities exchange or automated quotation system pursuant to the requirements hereof; and (vi) all fees and disbursements of independent certified public accountants of the Company (including the expenses of any special audit and comfort letters required by or incident to such performance).

      The Company shall, in any event, bear its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by the Company.

      (b) In connection with any Registration Statement required by this Agreement, the Company shall reimburse the Initial Purchaser and the Holders of Transfer Restricted Securities being tendered in the Exchange Offer and/or resold pursuant to the "Plan of Distribution" contained in the Exchange Offer Registration Statement or registered pursuant to the Shelf Registration Statement, as applicable, for the reasonable fees and disbursements of not more than one counsel, who shall be Latham & Watkins or such other counsel as may be chosen by the Holders of a majority in principal amount of the Transfer Restricted Securities for whose benefit such Registration Statement is being prepared.

SECTION 8. INDEMNIFICATION

      (a) The Company shall indemnify and hold harmless (i) the Initial Purchaser, (ii) each Holder and (iii) each person, if any, who controls (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) the Initial Purchaser or any Holder (any of the persons referred to in this clause
(iii) being hereinafter referred to as a "controlling person") and (iv) the respective officers, directors, partners, employees, representatives and agents of the Initial Purchaser, Holder or controlling person (any person referred to in clause (i), (ii), (iii) or (iv) may hereinafter be referred to as an "Indemnified Holder"), to the fullest extent lawful, from and against any and all losses, claims, damages, liabilities, judgments, actions and expenses (including without limitation and as incurred, reimbursement of all reasonable costs of investigating, preparing, pursuing or defending any claim or action, or any investigation or proceeding by any governmental agency or body, commenced or threatened, including the reasonable fees and expenses of counsel to any Indemnified Holder) directly or indirectly caused by, related to, based upon, arising out of or in connection with any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, preliminary prospectus or Prospectus (or any amendment or supplement thereto), or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses are caused by an untrue statement or omission or alleged untrue statement or omission that is made in reliance upon and in conformity with information relating to any of the Holders furnished in writing to the Company by such Holder expressly for use therein.

      In case any action or proceeding (including any governmental or regulatory investigation or proceeding) shall be brought or asserted against any of the Indemnified Holders with respect to which indemnity may be sought against the Company, such Indemnified Holder (or the Indemnified Holder controlled by such controlling person) shall promptly notify the Company in writing (provided, that the failure to give such notice shall not relieve the Company of its obligations pursuant to this Agreement) and the Company shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Holder and payment of all fees and expenses. Such Indemnified Holder shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Holder unless (i) the employment of such counsel has been specifically authorized in writing by the Company, (ii) the Company shall have failed to assume the defense and employ counsel or (iii) the named parties to any such action (including any impleaded parties) include both such Indemnified Holder and the Company and such Indemnified Holder shall have been advised by its counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Company (in which case the Company shall not have the right to assume the defense of such action on behalf of such Indemnified Holder). If separate counsel is employed pursuant to clauses (i), (ii) or (iii) above, the fees and expenses of such counsel shall be paid, as incurred, by the Company (regardless of whether it is ultimately determined that an Indemnified Holder is not entitled to indemnification hereunder). The Company shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for such Indemnified Holders, which firm shall be designated by the Indemnified Holders (selected in the same manner that underwriters are selected pursuant to Section 11). The Company shall be liable for any settlement of any such action or proceeding effected with the Company's prior written consent, which consent shall not be withheld unreasonably, and the Company shall indemnify and hold harmless any Indemnified Holder from and against any loss, claim, damage, liability or expense by reason of any settlement of any action effected with the written consent of the Company. The Company shall not, without the prior written consent of each Indemnified Holder, settle or compromise or consent to the entry of judgment in or otherwise seek to terminate any pending or threatened action, claim, litigation or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not any Indemnified Holder is a party thereto), unless such settlement, compromise, consent or termination includes an unconditional release of each Indemnified Holder from all liability arising out of such action, claim, litigation or proceeding.

      (b) Each Holder of Transfer Restricted Securities, severally and not jointly, shall indemnify and hold harmless the Company and its respective directors, officers, and any person controlling (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) the Company, and the respective officers, directors, partners, employees, representatives and agents of each such person, to the same extent as the foregoing indemnity from the Company to each of the Indemnified Holders, but only with respect to claims and actions based on information relating to such Holder furnished in writing by such Holder expressly for use in any Registration Statement. In case any action or proceeding shall be brought against the Company or its directors or officers or any such controlling person in respect of which indemnity may be sought against a Holder of Transfer Restricted Securities, such Holder shall have the rights and duties given the Company and such directors or officers or such controlling person shall have the rights and duties given to each Holder by the preceding paragraph. In no event shall any Holder be liable or responsible for any amount in excess of the amount by which the total received by such Holder with respect to its sale of Transfer Restricted Securities pursuant to a Registration Statement exceeds (i) the amount paid by such Holder for such Transfer Restricted Securities plus (ii) the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

      (c) If the indemnification provided for in this Section 8 is unavailable to an indemnified party under Section 8(a) or Section 8(b) hereof (other than by reason of exceptions provided in those Sections) in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative benefits received by such indemnifying party, on the one hand, and such indemnified party, on the other hand, from the Initial Placement and the sale of Transfer Restricted Securities pursuant to the applicable Registration Statement or if such allocation is not permitted by applicable law, the relative fault of such indemnifying party, on the one hand, and of such indemnified party, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company shall be deemed to be equal to the sum of (i) the total proceeds from the Initial Placement (net of the Initial Purchaser's discounts and commissions, but before deducting expenses) as set forth on the cover page of the Offering Memorandum and (ii) the total amount of Liquidated Damages which the Company was not required to pay as a result of registering the securities covered by the Registration Statement which resulted in such losses, claims, damages, liabilities or expenses. The relative benefits of the Initial Purchaser shall be deemed to be equal to the discounts and commissions received by the Initial Purchaser as set forth on the cover page of the

Offering Memorandum. The relative benefits received by any other Indemnified Holder shall be deemed to be equal to the value of having such Holder's Preferred Stock or Debentures registered under the Act. The relative fault of the Company, on the one hand, and the Indemnified Holders, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

      The Company, the Initial Purchaser and each Holder of Transfer Restricted Securities agree that it would not be just and equitable if contribution pursuant to this Section 8(c) were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or expenses referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, the Initial Purchaser or its related Indemnified Holders shall not be required to contribute, in the aggregate, any amount in excess of the amount equal to (A) the amount of the discounts and commissions received by the Initial Purchaser less (B) any amount paid or contributed by the Initial Purchaser under the Purchase Agreement, nor shall any Holder or its related Indemnified Holders be required to contribute, in the aggregate, any amount in excess of the amount by which the total received by such Holder with respect to the sale of its Transfer Restricted Securities pursuant to a Registration Statement exceeds the sum of (A) the amount paid by such Holder for such Transfer Restricted Securities plus (B) the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Initial Purchaser and the Holders to contribute pursuant to this Section 8(c) are several in proportion to the respective principal amount of Preferred Stock or Exchange Debentures held by each of the Holders hereunder and not joint.

SECTION 9. RULE 144A

      For so long as any Transfer Restricted Securities remain outstanding the Company shall make available upon request of any Holder of Transfer restricted Securities, to any Holder or beneficial owner of Transfer Restricted Securities in connection with any sale thereof and any prospective purchaser of such Transfer Restricted Securities designated by such Holder or beneficial owner, the information required by Rule 144A(d)(4) under the Act.

SECTION 10. PARTICIPATION IN UNDERWRITTEN REGISTRATIONS

      No Holder may participate in any Underwritten Registration hereunder unless such Holder (a) agrees to sell such Holder's Transfer Restricted Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all reasonable questionnaires, powers of attorney, indemnities, underwriting agreements, lock-up letters and other documents required under the terms of such underwriting arrangements.

SECTION 11. SELECTION OF UNDERWRITERS

      For any Underwritten Offering of Transfer Restricted Securities, the investment banker or investment bankers and manager or managers that will administer such offering shall be selected by the Holders of a majority in liquidation preference of Preferred Stock or aggregate principal amount of the Exchange Debentures, as the case may be, included in such offering.

SECTION 12. MISCELLANEOUS

      (a) Remedies. Each Holder, in addition to being entitled to exercise all rights provided herein, in the Certificate of Designation, in the Exchange Debenture Indenture, in the Purchase Agreement or granted by law, including recovery of liquidated or other damages, shall be entitled to specific performance of its rights under this Agreement. The Company agrees that monetary damages (including the liquidated damages contemplated hereby) would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

      (b) No Inconsistent Agreements. The Company shall not enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. The Company represents that the rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company's securities under any agreement in effect on the date hereof.

      (c) Adjustments Affecting the Preferred Stock or Exchange Debentures. The Company shall not take any action, or permit any change to occur, with respect to the Preferred Stock or the Exchange Debentures that would materially and adversely affect the ability of the Holders to Consummate any Exchange Offer.

      (d) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given unless (i) in the case of Section 5 hereof and this Section 12(D)(i), the Company has obtained the written consent of the Holders of all outstanding Transfer Restricted Securities and (ii) in the case of all other provisions hereof, the Company has obtained the written consent of Holders of a majority in liquidation preference of Preferred Stock or aggregate principal amount of Exchange Debentures, as the case may be. Notwithstanding the foregoing, a waiver or consent to departure from the provisions hereof that relates exclusively to the rights of Holders whose securities are being tendered pursuant to the Exchange Offer and that does not affect directly or indirectly the rights of other Holders whose securities are not being tendered pursuant to such Exchange Offer may be given by the Holders of a majority in liquidation preference of Preferred Stock or aggregate principal amount of Exchange Debentures, as the case may be, tendered pursuant to such Exchange Offer.

      (e) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail (registered or certified, return receipt requested), telex, telecopier, or air courier guaranteeing overnight delivery:

            (i) if to a Holder, at the address set forth on the records of the Transfer Agent or the Trustee, as the case may be, with a copy to the Transfer Agent or the Trustee, as the case may be; and

            (ii) if to the Company:

                      Petroleum Heat and Power Co., Inc.,
                      2187 Atlantic Street,
                      Stamford, Connecticut  06904

                      Telecopier No.:  (203) 328-7422
                      Attention:  Irik P. Sevin

                 With a copy to:

                      Phillips Nizer Benjamin Krim & Balloon LLP
                      666 Fifth Avenue
                      New York, New York  10019

                      Telecopier No.:  (212) 262-5152
                      Attention:  Alan Shapiro

      All notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and on the next Business Day, if timely delivered to an air courier guaranteeing overnight delivery.

      Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Transfer Agent or the Trustee at the addresses specified in the Certificate of Designation and Exchange Debenture Indenture, respectively.

      (f) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment, subsequent Holders of Transfer Restricted Securities.

      (g) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

      (h) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

      (i) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK AS APPLIED TO CONTRACTS MADE AND PERFORMED ENTIRELY WITHIN THE STATE OF NEW YORK.

      (j) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

      (k) Entire Agreement. This Agreement together with the other Operative Documents (as defined in the Purchase Agreement) is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Company with respect to the Transfer Restricted Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                          PETROLEUM HEAT AND POWER CO., INC.


                          By: _______________________________
                              Name: George Leibowitz
                              Title: Senior Vice President-Finance


DONALDSON, LUFKIN & JENRETTE
  Securities Corporation


By: _______________________________
    Name:  Philippe Jacob
    Title: Vice President